EX-99.(16)(a)

POWER OF ATTORNEY

The undersigned officers and trustees of TEMPLETON DEVELOPING MARKETS TRUST,  a Delaware statutory trust (the “Registrant”), hereby appoint  ALISON E. BAUR, NAVID J. TOFIGH, ALEXANDER Y. KYMN, MARC DE OLIVEIRA, THOMAS MANDIA, TARA E. GORMEL, BRUCE G. LETO, ALISON M. FULLER, KRISTIN H. IVES AND MARGUERITE C. BATEMAN (with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, with respect to the Registrant’s Registration Statements on Form N-14 relating to the proposed reorganization of Templeton China World Fund, with and into Templeton Developing Markets Trust, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority. Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

The undersigned officers and trustees hereby execute this Power of Attorney as of the 10th day of July 2024.

/s/ Manraj S. Sekhon	/s/ Harris J. Ashton
Manraj S. Sekhon, President and Chief Executive Officer-Investment Management	Harris J. Ashton, Trustee/Director

/s/ Ann Torre Bates	/s/ Terrence J. Checki
Ann Torre Bates, Trustee/Director	Terrence J. Checki, Trustee/Director

/s/ Mary C. Choksi	/s/ Edith E. Holiday
Mary C. Choksi, Trustee/Director	Edith E. Holiday, Trustee/Director

/s/ Gregory E. Johnson	/s/ Rupert H. Johnson, Jr.
Gregory E. Johnson, Trustee/Director	Rupert H. Johnson, Jr., Trustee/Director

/s/ J. Michael Luttig	/s/ David W. Niemiec
J. Michael Luttig, Trustee/Director	David W. Niemiec, Trustee/Director

/s/ Larry D. Thompson	/s/ Constantine D. Tseretopoulos
Larry D. Thompson, Trustee/Director	Constantine D. Tseretopoulos, Trustee/Director

/s/ Christopher Kings	/s/ Jeffrey W. White
Christopher Kings, Chief Executive Officer-Finance and Administration	Jeffrey W. White, Chief Financial Officer, Chief Accounting Officer and Treasurer